                                                                    Exhibit 12.1

The Meridian Resource Corporation
Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges Plus Preferred Stock Dividend Requirements
($000)

                                                   Three Months
                                                      Ended
                                                    March 31,                          Year Ended December 31,
                                                   ------------      -------------------------------------------------------------
                                                       2004             2003         2002         2001         2000         1999
                                                   ------------      ---------    ---------    ---------    ---------    ---------
Earnings:
     Earnings (loss) before cumulative effect
       of changes in accounting principle           $   6,586        $  15,148    $ (47,744)   $  22,980    $  70,470    $  16,867
     Income taxes                                       3,900            4,249      (22,002)      13,500       10,400         --
                                                    ---------        ---------    ---------    ---------    ---------    ---------
     Earnings (loss) before income taxes               10,486           19,397      (69,746)      36,480       80,870       16,867

Add back:
     Interest expense                                   1,691            9,803       11,891       18,032       24,272       21,663
     Amortization of deferred debt expense                478            1,693        3,239        2,060        1,261        1,216
                                                    ---------        ---------    ---------    ---------    ---------    ---------
     Interest expense                                   2,169           11,496       15,130       20,092       25,533       22,879

     Rental expense                                       554            2,330        2,184        2,088        1,907        1,419
     Interest portion of rental expense                   222              932          874          835          763          568
                                                    ---------        ---------    ---------    ---------    ---------    ---------
                                                       12,877           31,825      (53,742)      57,407      107,166       40,314
Subtract back:
     Preference security dividend                      (1,299)          (6,593)      (4,268)        (429)      (5,400)      (5,400)
                                                    ---------        ---------    ---------    ---------    ---------    ---------
           Earnings (loss) as adjusted              $  11,578        $  25,232    $ (58,010)   $  56,978    $ 101,766    $  34,914
                                                    =========        =========    =========    =========    =========    =========

Fixed charges:
     Interest expense                               $   2,169        $  11,496    $  15,130    $  20,092    $  25,533    $  22,879
     Interest portion of rental expense                   222              932          874          835          763          568
                                                    ---------        ---------    ---------    ---------    ---------    ---------
               Total fixed charges                      2,391           12,428       16,004       20,927       26,296       23,447
     Preference security dividend                       1,299            6,593        4,268          429        5,400        5,400
                                                    ---------        ---------    ---------    ---------    ---------    ---------
                      Total                         $   3,690        $  19,021    $  20,272    $  21,356    $  31,696    $  28,847
                                                    =========        =========    =========    =========    =========    =========

Ratio of earnings to fixed charges                       5.39             2.56         --           2.74         4.08         1.72

Ratio of earnings to combined fixed
  charges and preference dividends                       3.14             1.33         --           2.67         3.21         1.21